UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 10, 2004

ChipPAC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31173	77-0463048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

47400 Kato Road, Fremont, California 94538
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (510) 979-8000

Item 5. Other Events.
SIGNATURES
Exhibit 2.1

Item 5. Other Events.

     On February 10, 2004, ChipPAC, Inc. (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) among ST Assembly Test Services Ltd., a Singapore public company limited by shares (“STATS”), Camelot Merger, Inc., a Delaware corporation and wholly-owned subsidiary of STATS, and the Company.

     A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, as of February 19, 2004.

CHIPPAC, INC. (Registrant)

/s/ Patricia H. McCall

PATRICIA H. MCCALL Senior Vice President, General Counsel and Secretary

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